August 22, 1995

TO THE SHAREHOLDERS OF HEALTH INSURANCE OF VERMONT:

As you know from recent correspondence, management at Health Insurance of Vermont has been diverted to a considerable extent from its customary duties of operating an insurance company. As a result of several factors, including this distraction, as well as non-recurring consultants' fees, a 2-1/2% increase in the ratio of net claims to net premiums and what management hopes are non-recurring legal fees, the results for the first half of 1995, although providing a profit, are disappointing.

Net income for the first half of 1995 amounted to $51,585, or $.10 per share, which was down from the $342,101, or $.65 per share, for the same period last year. This is a difference of some $290,000, of which approximately $75,000 can be attributed to that increase in the ratio of claims, mostly in California. Management has addressed this issue of claims, and we believe it has been corrected. The balance of the difference can be attributed to the other factors mentioned above. Nonetheless, book value did increase, amounting to $15.73 per share at June 30, 1995, up from $15.26 per share at the same time in 1994.

We are pleased to report that production records continue to be established, with new business paid for reaching a new high of $877,166 for the first half of the year, up 8.1% over the $811,705 produced in the same period in 1994. This represents a 61.2% increase over the $536,690 produced only two years ago. Premium revenues rose to $3,059,966, up 8.3% from the $2,825,976 written in the first half of 1994. Annualized premiums in force reached a new high with $6,574,540 in force at June 30, 1995, up 9.0% from the $6,032,109 in force at June 30, 1994.

As has been previously announced, Health Insurance of Vermont has engaged the investment banking firm of Advest, Inc. of New York City to assist the Company in refining its strategic plan and is making progress in exploring avenues for enhancing shareholder value. Management also continues to try to resolve the differences between the dissident group and the Company.
If the dispute can be settled, management can re-direct its full energies to resuming the growth of the Company, which regrettably, has been slowed for the moment.

Here are significant highlights for the first half of 1995 as compared to the same periods for 1994 and 1993:

SIX MONTHS ENDED JUNE 30          1995           1994            1993

New Business Submitted            $1,413,326     $1,220,346     $  883,654
New Business Paid For                877,166        811,705        536,690
Premium Revenues                   3,059,966      2,825,976      2,431,086
Annualized Premium in Force        6,574,540      6,032,109      5,269,316
Net Income                            51,585        342,101        321,490
Earnings Per Share                       .10            .65            .62
Book Value Per Share                   15.73          15.26          13.84

Once again our sincere thanks to all of you for your continued support.

                                       Sincerely,

                                       /s/ John W. Mahoney

                                       John W. Mahoney
                                       President


                      HEALTH INSURANCE OF VERMONT, INC.

                               BALANCE SHEETS

                                                           June 30          December 31
                                                           1995             1994

                                   ASSETS
Investments:
  Fixed maturities:
    Bonds, available-for-sale                              $11,868,141      $11,603,155
  Short-term investments:
    Money market funds                                         704,190          100,953
    Certificates of deposit                                    390,000          290,000
                                                           -----------      -----------
      Total Investments                                     12,962,331       11,994,108

Cash                                                           125,341          147,502
Accrued investment income                                      235,194          225,249
Other assets                                                   124,984           93,036
Reinsurance recoverable on paid losses                          19,715           18,733
Prepaid reinsurance premium                                     94,425           97,321
Reinsurance receivables                                      1,705,170        1,673,584
Deferred policy acquisition costs                            3,869,214        3,665,508
Cash surrender value of life insurance                         535,352          495,644
Property and equipment, at cost:
  Land and office building                                     602,464          602,464
  Office equipment and furniture                               410,248          394,531
  Less accumulated depreciation                               (384,190)        (340,606)
                                                           -----------      -----------
  Net property and equipment                                   628,522          656,389
                                                           -----------      -----------
      Total Assets                                         $20,300,248      $19,067,074
                                                           ===========      ===========

                                 LIABILITIES
Policy liabilities:
  Future accident and health policy benefits and claims    $10,352,903      $ 9,872,915
  Unearned premiums                                            577,161          567,828
  Other policy claims and benefits                             316,570          312,683
Other policyholders' funds                                      82,168           74,657
Other liabilities                                              417,099          289,856
Federal income taxes payable                                         -            3,803
Deferred federal income taxes                                  194,201          100,107
                                                           -----------      -----------
      Total Liabilities                                     11,940,102       11,221,849
                                                           -----------      -----------

                            STOCKHOLDERS' EQUITY
Common stock, $3.00 par value, 1,000,000 shares
  authorized; 531,596 and 522,660 shares issued and
  outstanding at June 30, 1995 and December 31, 1994,
  respectively                                               1,594,788        1,567,980
Additional paid-in capital                                   1,101,463        1,072,744
Retained earnings, unappropriated                            5,492,975        5,441,948
Net unrealized gain (loss) on debt securities                  170,920         (236,889)
                                                           -----------      -----------
       Total Stockholders' Equity                            8,360,146        7,845,225
                                                           -----------      -----------

       Total Liabilities and Stockholders' Equity          $20,300,248      $19,067,074
                                                           ===========      ===========


                      HEALTH INSURANCE OF VERMONT, INC.

                            STATEMENTS OF INCOME

                                         THREE MONTHS ENDED        SIX MONTHS ENDED
                                         JUNE 30                   JUNE 30
                                         1995         1994         1995         1994

Revenues:
  Premiums                               $1,561,972   $1,436,704   $3,059,966   $2,825,976
  Net investment income                     208,382      199,662      396,994      333,156
  Realized losses on investments                  -       (9,738)           -       (9,738)
                                         ----------   ----------   ----------   ----------
      Total Income                        1,770,354    1,626,628    3,456,960    3,149,394
                                         ----------   ----------   ----------   ----------

Benefits, Losses and Expenses:
  Benefits, claims, losses and
    settlement expenses                     880,066      801,200    1,670,961    1,452,986
  Underwriting, acquisition and
    insurance expenses                      858,264      644,937    1,723,848    1,307,657
                                         ----------   ----------   ----------   ----------
      Total Benefits, Losses and
        Expenses                          1,738,330    1,446,137    3,394,809    2,760,643
                                         ----------   ----------   ----------   ----------

Income Before Income Tax Expense             32,024      180,491       62,151      388,751
                                         ----------   ----------   ----------   ----------

Income Tax Expense:
  Current                                         -       27,546            -       42,838
  Deferred                                    5,444       (5,887)      10,566        3,812
                                         ----------   ----------   ----------   ----------
      Total Income Tax Expense                5,444       21,659       10,566       46,650
                                         ----------   ----------   ----------   ----------

      Net Income                         $   26,580   $  158,832   $   51,585   $  342,101
                                         ==========   ==========   ==========   ==========

Earnings Per Share                       $      .05   $      .30   $      .10   $      .65
                                         ==========   ==========   ==========   ==========

Shares Used To Calculate Earnings Per
  Share                                     531,596      522,660      531,596      522,660
                                         ==========   ==========   ==========   ==========

Earnings Per Share (Fully Diluted)       $      .05   $      .30   $      .10   $      .65
                                         ==========   ==========   ==========   ==========

Shares Used To Calculate Earnings Per
  Share (Fully Diluted)                     537,596      529,238      537,596      529,238
                                         ==========   ==========   ==========   ==========

Dividends Per Share                            NONE         NONE         NONE         NONE
                                         ==========   ==========   ==========   ==========

The above financial information, in the opinion of management reflects all adjustments necessary to a fair statement, and has been prepared in accordance with generally accepted accounting principals.